Exhibit 99.2

Insmed Announces Pricing of Concurrent Public Offerings of Common Stock and
Convertible Senior Notes due 2028

BRIDGEWATER, NJ, May 11, 2021 /PRNewswire/ — Insmed Incorporated (Nasdaq: INSM) announced today that it priced a registered underwritten public offering of 10,000,000 shares of its common stock (the “Shares”) at a price to the public of $25.00 per share before deducting underwriting discounts and commissions, and a registered underwritten public offering of $500 million aggregate principal amount of its 0.75% convertible senior notes due 2028 (the “Notes”). A portion of the net proceeds from the offering of the Notes will be used to repurchase $225 million in aggregate principal amount of Insmed’s existing outstanding 1.75% Convertible Senior Notes due 2025 (the “2025 Notes”). The gross proceeds to Insmed from the offerings, before deducting underwriting discounts and commissions and other offering expenses payable by Insmed, are expected to be $250 million and $500 million, respectively. In addition, Insmed has granted the underwriters of the offering of Shares (the “Equity Offering”) a 30-day option to purchase up to an additional 1,500,000 Shares and to the underwriters of the offering of the Notes (the “Notes Offering”) a 30-day option, solely to cover over-allotments, to purchase up to an additional $75 million in aggregate principal amount of the Notes. All of the Shares and Notes to be sold in the offerings are to be sold by Insmed.

The offerings are expected to close on or about May 13, 2021, subject to satisfaction of customary closing conditions. The closing of each offering is not contingent on the closing of the other offering.

The Notes will be senior unsecured obligations of Insmed and will rank senior in right of payment to any of Insmed’s future indebtedness that is expressly subordinated in right of payment to the Notes and will rank equally in right of payment with all of Insmed’s existing and future liabilities that are not so subordinated, including the existing 2025 Notes. The Notes will accrue interest payable semiannually in arrears on June 1 and December 1 of each year at the rate of 0.75% per year, beginning on December 1, 2021. The Notes will mature on June 1, 2028, unless earlier repurchased, redeemed or converted in accordance with their terms prior to such date. Prior to June 6, 2025, Insmed will not have the right to redeem the Notes. Subject to certain conditions, on or after June 6, 2025, Insmed may redeem for cash all or a part of the Notes. Prior to March 1, 2028, the Notes will be convertible at the option of holders of the Notes only upon satisfaction of certain conditions and during certain periods, and thereafter, will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, holders of the Notes will receive shares of Insmed common stock, cash or a combination thereof, at Insmed’s election. The conversion rate for the Notes will initially be 30.7692 shares of Insmed common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $32.50 per share, and is subject to adjustment under the terms of the Notes. Insmed may be obligated to increase the conversion rate for any conversion that occurs in connection with certain corporate events or a redemption of the Notes by Insmed. The initial conversion price represents a premium of approximately 30% over the public offering price per share of the Shares in the Equity Offering.

Concurrently with the offerings, Insmed plans to enter into separate and privately negotiated repurchase transactions with certain holders of a portion of the 2025 Notes. In these transactions, Insmed plans to repurchase 2025 Notes with an aggregate principal amount of $225 million for an aggregate repurchase price of approximately $237 million plus accrued interest, using a portion of the net proceeds from the Notes Offering. Insmed intends to use the remaining net proceeds from the Notes Offering and the net proceeds from the Equity Offering to fund activities related to the commercialization and development of ARIKAYCE, further research and development of brensocatib, TPIP or any of its product candidates, and for other general corporate purposes, including business expansion activities.

J.P. Morgan Securities LLC and SVB Leerink LLC are acting as book-running managers for the offerings. Morgan Stanley & Co. LLC is also acting as a book-running manager for the offerings. Credit Suisse Securities (USA) LLC and Stifel, Nicolaus & Company, Incorporated are acting as co-lead managers for the Equity Offering. Cantor Fitzgerald & Co. and H.C. Wainwright & Co., LLC are acting as co-managers for the Equity Offering.

The Equity Offering and the Notes Offering are being made pursuant to Insmed’s shelf registration statement on Form S-3 (File No. 333-238560) including the base prospectus contained therein, a preliminary prospectus supplement related to the Equity Offering (together with such base prospectus, the “Equity Prospectus”) and a preliminary prospectus supplement related to the Notes Offering (together with such base prospectus, the “Notes Prospectus”), all of which Insmed filed with the Securities and Exchange Commission (“SEC”). Before investing in the Shares or the Notes, investors should read the Equity Prospectus and the Notes Prospectus, respectively, in each case, including the documents incorporated by reference therein, and any free writing prospectus related to the Equity Offering and the Notes Offering, as the case may be. These documents may be freely obtained by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies may be obtained, when available, from: J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204 or by email at prospectus-eq_fi@jpmorgan.com; or SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at (800) 808-7525, ext. 6105 or by email at syndicate@svbleerink.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Insmed

Insmed Incorporated is a global biopharmaceutical company on a mission to transform the lives of patients with serious and rare diseases. Insmed’s first commercial product is a first-in-disease therapy approved in the United States, Europe, and Japan to treat a chronic, debilitating lung disease. The Company is also progressing a robust pipeline of investigational therapies targeting areas of serious unmet need, including neutrophil-mediated inflammatory diseases and rare pulmonary disorders. Insmed is headquartered in Bridgewater, New Jersey, with a growing footprint across Europe and in Japan.

Forward-looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. “Forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995, are statements that are not historical facts and involve a number of risks and uncertainties. Words herein such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “intends,” “potential,” “continues,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) may identify forward-looking statements.

The forward-looking statements in this press release are based upon the Company’s current expectations and beliefs, and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance and achievements and the timing of certain events to differ materially from the results, performance, achievements or timing discussed, projected, anticipated or indicated in any forward-looking statements. Such risks, uncertainties and other factors include, among others, the following: the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to each of the proposed offerings; failure to obtain, or delays in obtaining, regulatory approvals for ARIKAYCE outside the U.S. or Europe, or for the Company’s product candidates in the U.S., Europe, Japan or other markets; failure to successfully commercialize ARIKAYCE, the Company’s only approved product, in the U.S., Europe or Japan (amikacin liposome inhalation suspension, Liposomal 590 mg Nebuliser Dispersion, and amikacin inhalation 590 mg (amikacin sulfate inhalation drug product), respectively), or to maintain U.S., European or Japanese approval for ARIKAYCE; business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises; impact of the novel coronavirus (COVID-19) pandemic and efforts to reduce its spread on the Company’s business, employees, including key personnel, patients, partners and suppliers; risk that brensocatib does not prove effective or safe for patients in ongoing and future clinical studies, including the ASPEN study; risk that TPIP does not prove to be effective or safe for patients in ongoing and future clinical studies; uncertainties in the degree of market acceptance of ARIKAYCE by physicians, patients, third-party payors and others in the healthcare community; the Company’s inability to obtain full approval of ARIKAYCE from the U.S. Food and Drug Administration, including the risk that the Company will not timely and successfully complete the study to validate a PRO tool and the confirmatory post-marketing study required for full approval of ARIKAYCE; inability of the Company, PARI or the Company’s other third-party manufacturers to comply with regulatory requirements related to ARIKAYCE or the Lamira® Nebulizer System; the Company’s inability to obtain adequate reimbursement from government or third-party payors for ARIKAYCE or acceptable prices for ARIKAYCE; development of unexpected safety or efficacy concerns related to ARIKAYCE or the Company’s product candidates; inaccuracies in the Company’s estimates of the size of the potential markets for ARIKAYCE or its product candidates or in data the Company has used to identify physicians, expected rates of patient uptake, duration of expected treatment, or expected patient adherence or discontinuation rates; the Company’s inability to create an effective direct sales and marketing infrastructure or to partner with third parties that offer such an infrastructure for distribution of ARIKAYCE or any of the Company’s product candidates that are approved in the future; failure to obtain regulatory approval to expand ARIKAYCE’s indication to a broader patient population; failure to successfully conduct future clinical trials for ARIKAYCE, brensocatib, TPIP and the Company’s other product candidates due to the Company’s limited experience in conducting preclinical development activities and clinical trials necessary for regulatory approval and its potential inability to enroll or retain sufficient patients to conduct and complete the trials or generate data necessary for regulatory approval, among other things; risks that our clinical studies will be delayed or that serious side effects will be identified during drug development; failure of third parties on which the Company is dependent to manufacture sufficient quantities of ARIKAYCE or the Company’s product candidates for commercial or clinical needs, to conduct the Company’s clinical trials, or to comply with the Company’s agreements or laws and regulations that impact the Company’s business or agreements with the Company; the Company’s inability to attract and retain key personnel or to effectively manage the Company’s growth; the Company’s inability to adapt to its highly competitive and changing environment; the Company’s inability to adequately protect its intellectual property rights or prevent disclosure of its trade secrets and other proprietary information and costs associated with litigation or other proceedings related to such matters; restrictions or other obligations imposed on the Company by its agreements related to ARIKAYCE or the Company’s product candidates, including its license agreements with PARI and AstraZeneca AB, and failure of the Company to comply with its obligations under such agreements; the cost and potential reputational damage resulting from litigation to which the Company is or may become a party, including product liability claims; the Company’s limited experience operating internationally; changes in laws and regulations applicable to the Company’s business, including any pricing reform, and failure to comply with such laws and regulations; inability to repay the Company’s existing indebtedness and uncertainties with respect to the Company’s ability to access future capital; and delays in the execution of plans to build out an additional third-party manufacturing facility approved by the appropriate regulatory authorities and unexpected expenses associated with those plans.

The Company may not actually achieve the results, plans, intentions or expectations indicated by the Company’s forward-looking statements because, by their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. For additional information about the risks and uncertainties that may affect the Company’s business, please see the factors discussed in Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, our quarterly report on Form 10-Q for the quarter ended March 31, 2021, and any subsequent Company filings with the SEC.

The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date of this press release. The Company disclaims any obligation, except as specifically required by law and the rules of the SEC, to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Contact:

Investors:

Eleanor Barisser
Associate Director, Investor Relations
Insmed
(718) 594-5332
eleanor.barisser@insmed.com

Media:

Mandy Fahey
Senior Director, Corporate Communications
Insmed
(732) 718-3621
amanda.fahey@insmed.com